Frank Schools, VP of Finance (714) 414-4062

EXHIBIT 99.1

PACIFIC SUNWEAR APPOINTS GERALD M. CHANEY
OF POLO RALPH LAUREN TO SENIOR VICE PRESIDENT,
CHIEF FINANCIAL OFFICER

     ANAHEIM, CA November 19, 2004 -— Pacific Sunwear of California, Inc. (NASDAQ:PSUN — News) today announced the appointment of Gerald M. Chaney to the position of Senior Vice President, Chief Financial Officer effective Thursday, December 2, 2004.

     Mr. Chaney has been Senior Vice President of Finance and Chief Financial Officer of Polo Ralph Lauren since November 2000. Mr. Chaney has also been Chief Financial Officer of Kellwood Company and Petrie Retail, and held Director of Finance and Vice President of Finance positions at General Mills Fashion Group and Scott Paper.

     Mr. Chaney has a BS in Accounting from the University of South Alabama and an MBA from the University of Wisconsin.

     Pacific Sunwear is a leading specialty retailer of everyday casual apparel, accessories and footwear designed to meet the needs of active teens and young adults. As of October 30, 2004, the Company operated 727 PacSun stores, 84 PacSun outlet stores and 158 d.e.m.o. stores for a total of 969 stores in 50 states and Puerto Rico. PacSun’s website address is www.pacsun.com.

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3450 East Miraloma, Anaheim, CA 92806